EXHIBIT 4.2



                        TRUST SUPPLEMENT No. 2001-1G
                        Dated as of January 26, 2001


                                  between

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                            NATIONAL ASSOCIATION
                                as Trustee,

                                    and

                              US AIRWAYS, INC.

                                     to

                        PASS THROUGH TRUST AGREEMENT
                        Dated as of October 5, 2000




                   US Airways Pass Through Trust 2001-1G
                             7.076% US Airways
                         Pass Through Certificates,
                               Series 2001-1G







            This Trust Supplement No. 2001-1G, dated as of January 26, 2001 (herein called the "Trust Supplement"), between US Airways, Inc., a Delaware corporation (the "Company") and State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), to the Pass Through Trust Agreement, dated as of October 5, 2000, between the Company and the Trustee (the "Basic Agreement").


                             W I T N E S S E T H:
                             -------------------

            WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

            WHEREAS, the Company obtained commitments from AVSA for the delivery of fourteen (14) Aircraft;

            WHEREAS, the Company intends to finance the acquisition of each such Aircraft either (i) through separate leveraged lease transactions, in which case the Company will lease such Aircraft (collectively, the "Leased Aircraft") or (ii) through separate secured loan transactions, in which case the Company will own such Aircraft (collectively, the "Owned Aircraft");

            WHEREAS, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

            WHEREAS, in the case of each Owned Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

            WHEREAS, the Trustee hereby declares the creation of this US Airways Pass Through Trust 2001-1G (the "Applicable Trust") for the benefit of the Applicable Certificateholders, and the initial Applicable
Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

            WHEREAS, all Applicable Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Applicable Certificates to which an Escrow Receipt has been affixed;

            WHEREAS, the Escrow Agent, the Trustee, the Escrow Paying Agent, and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the Aircraft are delivered by AVSA under the Aircraft Purchase Agreements from time to time prior to the Delivery Period Termination Date;

            WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

            WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement") and the Note Purchase Agreement, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and, in each case, shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

            WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

            WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

            NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                 ARTICLE I
                              THE CERTIFICATES

            Section 1.01. The Certificates. There is hereby created a series of certificates to be issued under the Agreement to be distinguished and known as "7.076% US Airways Pass Through Certificates, Series 2001-1G" (hereinafter defined as the "Applicable Certificates"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

            The terms and conditions applicable to the Applicable
Certificates are as follows:

            (a) The aggregate principal amount of the Applicable
      Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.06 of the Basic Agreement) is $458,047,000.

            (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means March 20 and September 20 of each year, commencing on March 20, 2001, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

            (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

            (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

            (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

            (ii) The Applicable Certificates shall be Book-Entry
      Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

            (f) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

            (g) The Applicable Certificates will have the benefit of the Liquidity Facility and the Policy.

            (h)   The Responsible Party is the Company.

            (i) The particular "sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 6(b) (with respect to Owned Aircraft) and Section 6(c) (with respect to Leased Aircraft) of the relevant Participation Agreement attached as an exhibit to the Note Purchase Agreement.


                                  ARTICLE II
                                  DEFINITIONS

            Section 2.01. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Basic Agreement. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings:

            Agreement:  Has the meaning specified in the recitals hereto.

            Aircraft: Means each of the New Aircraft or Substitute Aircraft in respect of which a Participation Agreement is entered into in accordance with the Note Purchase Agreement.

            Aircraft Purchase Agreements: Has the meaning specified in the Note Purchase Agreement.

            Applicable Certificate: Has the meaning specified in Section
      1.01 of this Agreement.

            Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

            Applicable Delivery Date: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

            Applicable Participation Agreement: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

            AVSA: Means AVSA, S.A.R.L.

            Business Day: Means any day other than a Saturday, a Sunday or other day on which insurance companies or commercial banks in New York, New York or commercial banking institutions in Pittsburgh, Pennsylvania and in the cities in which the Corporate Trust Office of the Subordination Agent or any Loan Trustee or the fiscal agent of the Policy Provider or the office of the Policy Provider are located are authorized or obligated by law or executive order to close.

            Class C Certificate: Has the meaning specified in Section 4.01 of this Trust Supplement.

            Class C Certificateholder: Has the meaning specified in Section
      4.01 of this Trust Supplement.

            Class C Trust: Has the meaning specified in Section 4.01 of this Trust Supplement.

            Class C Trustee: Means the pass through trustee for the Class C
      Trust.

            Closing Notice: Means the Closing Notice as defined in and delivered pursuant to Section 2(b) of the Note Purchase Agreement.

            Cut-off Date: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

            Delivery Date: Has the meaning specified in the Participation Agreements.

            Delivery Period Termination Date: Means the earlier of (a) November 30, 2001 and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Applicable Trust and the Class C Trust in accordance with the Note Purchase Agreement.

            Deposits:  Has the meaning specified in the Deposit Agreement.

            Deposit Agreement: Means the Deposit Agreement, dated as of January 26, 2001, relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Depositary: Means ABN AMRO Bank N.V., acting through its Chicago branch, and any replacement or successor therefor.

            Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

            Escrow Agent: Means, initially, First Security Bank, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

            Escrow Agreement: Means the Escrow and Paying Agent Agreement, dated as of January 26, 2001, relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Escrow Paying Agent: Means the Person acting as paying agent under the Escrow Agreement.

            Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

            Final Legal Distribution Date: Means, with respect to the Applicable Certificates, September 20, 2022.

            Final Withdrawal: Has the meaning specified in Section 1.2 of the Escrow Agreement.

            Final Withdrawal Date: Has the meaning specified in Section 1.2 of the Escrow Agreement.

            Final Withdrawal Notice: Has the meaning specified in Section
      5.02 of this Trust Supplement.

            Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Intercreditor Agreement: Means the Intercreditor Agreement, dated as of January 26, 2001, among the Trustee, the Class C Trustee, the Liquidity Provider, the Policy Provider and State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Investors: Means the Underwriters together with all subsequent beneficial owners of the Applicable Certificates.

            Lease: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

            Leased Aircraft: Has the meaning specified in the third recital to this Trust Supplement.

            Liquidity Facility: Means, initially, the Revolving Credit Agreement, dated as of January 26, 2001, relating to the Applicable Certificates, between the Liquidity Provider and State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

            Liquidity Provider: Means, initially, Citibank, N.A., and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

            New Aircraft: Has the meaning specified in the Note Purchase Agreement.

            Note Documents: Means the Note Purchase Agreement, this Trust Supplement and, with respect to any Equipment Note, means (i) the Indenture and the Participation Agreement relating to such Equipment Note, and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

            Note Purchase Agreement: Means the Note Purchase Agreement, dated as of January 26, 2001, among the Trustee, the Class C Trustee, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of certain Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

            Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.

            Owned Aircraft: Has the meaning specified in the third recital to this Trust Supplement.

            Owner Participant: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants thus referred to in the Indentures.

            Owner Trustee: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and Owner Trustees means all of the Owner Trustees party to any of the Indentures.

            Participation Agreement: Means each Participation Agreement to be entered into by the Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

            Policy: Has the meaning specified in the Intercreditor Agreement.

            Policy Provider: Has the meaning specified in the Intercreditor Agreement.

            Policy Provider Agreement: Has the meaning specified in the Intercreditor Agreement.

            Policy Provider Default: Has the meaning specified in the Intercreditor Agreement.

            Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits relating to the Applicable Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property, payments under the Policy (other than in respect of interest on the Applicable Certificates) and the distribution thereof to be made on that date.

            Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or other Trust Property and the distribution thereof to be made on that date.

            Prospectus Supplement: Means the Prospectus Supplement, dated January 19, 2001, relating to the offering of the Applicable Certificates.

            PTC Event of Default: Means, with respect to the Applicable Certificates, any failure to pay within ten Business Days of the due date thereof: (i) the outstanding Pool Balance of the Applicable Certificates on the Final Legal Distribution Date for the Applicable Certificates (unless the Subordination Agent has made a drawing under the Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Trustee) or (ii) interest due on the Applicable Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account or a drawing under the Policy with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).

            Scheduled Payment: Means, with respect to any Equipment Note,
      (i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days of the date on which such payment is scheduled to be made) or (ii) any payment of interest on the Applicable Certificates with funds drawn under the Liquidity Facility or the Policy (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days of the date upon which payment is scheduled to be made), which payment in the case of clauses (i) or (ii) represents the installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

            Special Redemption Premium: Means the premium payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

            Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture) or Special Redemption Premium.

            Substitute Aircraft: Has the meaning specified in the Note Purchase Agreement.

            Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

            Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account, the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, the Policy and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement, the Policy or the Liquidity Facility, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

            Underwriters: Means, collectively, Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Chase Securities Inc., Credit Lyonnais Securities (USA) Inc. and Deutsche Banc Alex. Brown Inc.

            Underwriting Agreement: Means the Underwriting Agreement dated as of January 19, 2001, among the Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.


                                 ARTICLE III
               DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

            Section 3.01 Additions to Article IV of the Basic Agreement. In addition to the provisions of Article IV of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

            (a) Upon the payment of Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Redemption Premium in the Special Payments Account;

            (b) The distribution of amounts of Special Redemption Premium as provided for in Section 4.02(b) of the Basic Agreement shall be on the Special Distribution Date with respect to such Special Payment or as soon thereafter as the Trustee has confirmed receipt of the related Special Redemption Premium;

            (c) In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in Section 4.02(c) of the Basic Agreement shall be mailed, together with the notice by the Escrow Paying Agent under
      Section 2.06 of the Escrow Agreement, not less than 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date; and

            (d) The last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement shall apply equally if the amount of Special Redemption Premium, if any, has not been calculated at the time the Trustee mails notice of a Special Payment.

            Section 3.02. Statements to Applicable Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

            (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Provider and/or the Policy Provider;

            (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including the Special Redemption Premium), if any;

            (iii) the amount of such distribution under the Agreement allocable to interest;

            (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

            (v) the amount of such distribution under the Escrow Agreement allocable to Deposits; and

            (vi)  the Pool Balance and the Pool Factor.

            With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii),
(a)(iii), (a)(iv) and (a)(v) of this Section 3.02 for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.02(a) of this Trust Supplement.

            (c) Promptly following (i) the Cut-Off Date, if there has been any change in the information set forth in clauses (x), (y) and (z) below from that set forth in page S-45 of the Prospectus Supplement, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Cut-Off Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Cut-Off Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (d) This Section 3.02 supersedes and replaces Section 4.03 of the Basic Agreement.


                                  ARTICLE IV
                                   DEFAULT

            Section 4.01. Purchase Rights of Certificateholders. (a) By acceptance of its Applicable Certificate, each Applicable
Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

            (i) each holder (a "Class C Certificateholder") of a pass through certificate, Series 2001-1C (the "Class C Certificates") issued by the US Airways Pass Through Trust 2001-1C (the "Class C Trust") shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(a); and

            (ii) whether or not any Class C Certificateholder exercises its right to purchase pursuant to clause (a)(i) above, the Policy Provider, if it is then the Controlling Party and 180 days have elapsed since the occurrence of a Triggering Event that is continuing, shall have the right (except in the event of a Policy Provider Default) to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee, the trustee of the Class C Trust and the Applicable Certificateholders.

            The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that (i) if such purchase occurs after the record date specified in Section 2.03(b) of the Escrow Agreement relating to the distribution of unused Deposits and accrued and unpaid interest thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record
Date) and (ii) if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date); provided further that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing the Applicable Certificates pursuant to the terms of this Agreement and the trust supplement entered into with respect to the Class C Trust. Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01(a). Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that it will, subject to Section 3.04 of the Basic Agreement, upon payment from such Class C Certificateholder(s) or the Policy Provider, as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Policy, the Policy Provider Agreement, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Applicable Certificateholder's obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Policy, the Policy Provider Agreement, the Note Documents and all such Applicable Certificates and Escrow Receipts. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (i) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (ii) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section
3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

            (b) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement.


                                   ARTICLE V
                                  THE TRUSTEE

            Section 5.01. Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement, the Policy Provider Agreement and the Note Purchase Agreement, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.03, 3.04,
3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.

            (b) On or after the Issuance Date the Company may deliver from time to time to the Trustee a Closing Notice relating to one or more Equipment Notes. After receipt of a Closing Notice and in any case no later than one Business Day prior to a Delivery Date as to which such Closing Notice relates (the "Applicable Delivery Date"), the Trustee shall (as and when specified in the Closing Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Closing Notice. The Trustee shall (as and when specified in such Closing Notice), subject to the conditions set forth in Section 3 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Closing Notice (the "Applicable Participation Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 2(e), 2(f) or 2(g) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement. The provisions of Section 5.01(a) hereof and this Section 5.01(b) supersede and replace the provisions of Section
2.02 of the Basic Agreement (which are inapplicable to the Trust), and all provisions of the Basic Agreement relating to Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

            Section 5.02Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, (i) the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "Final Withdrawal Notice") and (ii) the Trustee will make a demand upon the Company under the Note Purchase Agreement for an amount equal to the Special Redemption Premium, such payment to be made on the Final Withdrawal Date.

            Section 5.03The Trustee. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company.

            (b) Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

            Section 5.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

            (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party;

            (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

            (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

            Section 5.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.


                                  ARTICLE VI
                           SUPPLEMENTAL AGREEMENTS

            Section 6.01. Supplemental Agreements Without Consent of Applicable Certificateholders. Under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental to the Escrow Agreement, the Note Purchase Agreement, the Policy Provider Agreement or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, except that (a) clause (3) of such Section 9.01 shall be deemed to include the Company's rights and powers conferred by the Note Purchase Agreement and (b) clause (4) of such
Section 9.01 shall be deemed to include corrections or supplements to provisions of the Escrow Agreement or the Deposit Agreement which may be defective or inconsistent with any other provision of this Agreement or contained in any agreement referred to in such clause (4) and the curing of any ambiguity or the modification of any other provision with respect to matters or questions arising under the Escrow Agreement or the Deposit Agreement.

            Section 6.02. Supplemental Agreements with Consent of Applicable Certificateholders. The provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement, the Policy Provider Agreement or the Note Purchase Agreement to the extent applicable to the Applicable Certificateholders approving such agreement or amendment or modifying in any manner the rights and obligations of such Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement, the Policy Provider Agreement or the Note Purchase Agreement; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.

                                 ARTICLE VII
                             TERMINATION OF TRUST

            Section 7.01. Termination of the Trust. The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond 21 years less one day following the death of the last survivor of all descendants living on the date hereof of Joseph P. Kennedy, Sr., unless applicable law shall permit a longer term, in which case such longer term shall apply.

            Notice of any termination specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

            In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two (2) years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, the Owner Participants and the Company.


                                 ARTICLE VIII
                                  THE COMPANY

            Section 8.01. Consolidation, Mergers, Etc. Section 5.02 of the Basic Agreement is hereby amended with respect to the Applicable Trust by deleting the word "and" at the end of clause (b) thereof, renumbering clause (c) as clause "(d)" and inserting a new clause (c) as follows:

            "(c) immediately after giving effect to such transaction, no Indenture Event of Default (in the case of an Owned Aircraft) or, in the case of a Leased Aircraft, Lease Event of Default (as defined in the related Indenture) shall have occurred and be continuing; and"


                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS

            Section 9.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

            Section 9.02. GOVERNING LAW. THIS AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

            Section 9.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 9.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

            Section 9.05. Third Party Beneficiary. For purposes of enforcement, the Policy Provider shall be an express third party beneficiary of this Agreement.

            Section 9.06. Benefits of Agreement. (a) Nothing in this Agreement or in the Certificates of any series, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Certificateholders of each series and the Policy Provider (as third party beneficiary), any benefit or any legal or equitable right, remedy or claim under this Agreement.

            (b) This Section 9.06 supercedes and replaces Section 12.10 of the Basic Agreement.

            IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                  US AIRWAYS, INC.



                                  By: /s/ Jeffery A. McDougle
                                     -----------------------------------------
                                     Name:  Jeffery A. McDougle
                                     Title:   Vice President and Treasurer


                                  STATE STREET BANK AND TRUST
                                  COMPANY OF CONNECTICUT,
                                  NATIONAL ASSOCIATION, as Trustee



                                  By: /s/ John G. Correia
                                     ---------------------------------
                                     Name: John G. Correia
                                     Title: Assistant Vice President




                                 EXHIBIT A


                            FORM OF CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

                 US AIRWAYS SERIES 2001-1G PASS THROUGH TRUST



Pass Through Certificate, Series 2001-1G

Final Expected Regular Distribution Date: March 20, 2021, evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by Aircraft owned by or leased to US Airways, Inc.

Certificate
No.[-]            $[-] Fractional Undivided Interest representing
                  [-]% of the Trust per $1,000 face amount

      THIS CERTIFIES THAT Cede & Co., for value received, is the registered owner of a $[-] ([-] dollars) Fractional Undivided Interest in the US Airways Pass Through Trust, Series 2001-1G (the "Trust") created by State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of October 5, 2000 (the "Basic Agreement"), between the Trustee and US Airways, Inc., a corporation incorporated under Delaware law (the "Company"), as supplemented by Trust Supplement No. 2001-1G thereto dated January 26, 2001, between the Trustee and the Company (collectively, the "Agreement"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized
--------
*This legend to appear on Book-Entry Certificates to be deposited with The Depository Trust Company.


Certificates designated as "7.076% US Airways Pass Through Certificate, Series 2001- 1G" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive any payments under the Intercreditor Agreement, the Policy and any Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is or will be secured by, among other things, a security interest in aircraft leased to or owned by the Company.

      The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

      Subject to and in accordance with the terms of the Agreement and any related Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each March 20 and September 20 (a "Regular Distribution Date"), commencing on March 20, 2001, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

       Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

      The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registerable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

      The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

      Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

      THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       US AIRWAYS PASS THROUGH TRUST
                                       By: STATE STREET BANK AND TRUST
                                       COMPANY OF CONNECTICUT,
                                       NATIONAL ASSOCIATION, as Trustee



                                       By:
                                            -------------------------------
                                       Title:
                                               ----------------------------


Dated:
         ---------------------------



            FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


            This is one of the Certificates referred to in the within-mentioned Agreement.



                                     STATE STREET BANK AND TRUST
                                     COMPANY OF CONNECTICUT,
                                     NATIONAL ASSOCIATION, as Trustee



                                     By:
                                          -------------------------------
                                              Authorized Officer




                              EXHIBIT B


                   [DTC Letter of Representations]